UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On April 25, 2024, Cronos Group Inc. (the “Company”) entered into a voting agreement (the “Agreement”) with Altria Group, Inc. (“Altria”), which provides, among other things, that Altria will (i) be present in person or represented by proxy at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”), (ii) vote, or cause to be voted, all of the common shares of the Company beneficially owned by Altria (the “Altria Shares”) at the 2024 Annual Meeting in favor of each of the Company’s proposals included in the Company’s definitive proxy statement (the “Proxy Statement”), as more specifically set forth in, and subject to the terms and conditions of, the Agreement (the “Proposals”), (iii) vote, or cause to be voted, all of the Altria Shares against any proposal to elect an individual other than a director nominee named in the Proxy Statement to the Company’s board of directors or any proposal inconsistent with any of the Company’s proposals included in the Proxy Statement and (iv) not solicit or participate in the solicitation of proxies against the Proposals or in favor of director nominees other than the below listed individuals, or knowingly encourage any person to do so. Altria’s obligation to vote, or cause to be voted, all of the Altria Shares in favor of the proposal to appoint the Company’s independent auditor (the “Auditor Proposal”) is subject to certain conditions, including Altria consultation and feedback rights.
Altria may terminate the Agreement if, among other things, the Company fails to nominate for election as directors to the Company’s board of directors Kamran Khan, Dominik Meier, Elizabeth Seegar and Murray Garnick, each of whom have been designated by Altria to the Company as Altria’s director nominees, and Michael Gorenstein, Jason Adler and James Rudyk. The Agreement will automatically terminate no later than the earlier of (i) September 26, 2024 and (ii) the Company’s filing of a Current Report on Form 8-K announcing the final voting results of each proposal at the 2024 Annual Meeting, including, the Company’s filing of a Current Report on Form 8-K announcing the final voting results of the Auditor Proposal.
The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 1.01 by reference in its entirety. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual or disclosure information about the Company or Altria. The Agreement contains representations, warranties and covenants by the Company and Altria, and those representations, warranties and covenants may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors. Accordingly, investors should not rely on the representations, warranties and covenants in the Agreement, or any description thereof, as characterizations of the actual state of facts or conditions. Investors should review the Agreement, or any descriptions thereof, not in isolation, but only in conjunction with the other information about the Company that it includes in reports, statements and other filings it makes with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1*	Voting Agreement, dated as of April 25, 2024, by and between Cronos Group Inc. and Altria Group, Inc.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on April 25, 2024 is formatted in Inline XBRL.

*Certain schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule or other attachment to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: April 25, 2024	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer